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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                August 23, 1996



                    NUTRITION FOR LIFE INTERNATIONAL, INC.
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            (Exact name of registrant as specified in its charter)



                                     Texas
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                (State or other jurisdiction of incorporation)



                  0-26362                            76-0416176
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         (Commission File Number)    (IRS Employer Identification Number)



                   9101 Jameel, Suite 180, Houston, TX 77040
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             (Address of principal executive offices)  (Zip code)



       Registrant's telephone number, including area code (713) 460-1976
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                 Former address, if changed since last report
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                    NUTRITION FOR LIFE INTERNATIONAL, INC.

                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events
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          On August 23, 1996, Nutrition For Life International, Inc. (the
"Company") was informed that a suit had been filed against it in the United States District Court for the Southern District of Texas, Houston Division (the "Federal Action"). Also named as defendants were Kevin Trudeau, a key distributor of the Company, the Trudeau Marketing Group, Inc., and certain officers of the Company. The Federal Action was brought as a class action on behalf of persons who became "instant" executive distributors of the Company and persons who purchased the Company's common stock between October 19, 1995 and April 24, 1996.

          The principal allegations of the complaint in the Federal Action are that certain aspects of the executive distributor compensation program constituted an illegal pyramid scheme and that the Company failed to disclose the existence of these aspects and Mr. Trudeau's past. The plaintiffs seek unspecified damages, costs and fees of litigation and punitive damages.

          On August 28, 1996, the Company learned that a suit was also filed against it in the District Court of Harris County, Texas (the "State Action"). Also named as defendants were Kevin Trudeau, the Trudeau Marketing Group, Inc., Bernard Sherman, the largest beneficial owner of the Company's common stock, certain officers of the Company, and Cohig & Associates, Inc. and Neidiger/Tucker/Bruner, Inc., the investment banking firms which previously served as underwriters of a public offering of the Company's securities. The State Action was brought as a class action on behalf of persons who purchased common stock and common stock purchase warrants of the Company during the period from July 11, 1995 through July 16, 1996.

          The principal allegations of the complaint in the State Action are that certain aspects of the executive distributor compensation program constituted an illegal pyramid scheme and that the Company failed to disclose that its outstanding financial results were directly attributable to the questioned aspects of its marketing practices. The plaintiffs seek unspecified damages, costs and fees of litigation and punitive damages.

          The Company strongly denies the allegations in both suits and intends to vigorously defend against the charges made against it. The pendency of these suits, as well as a potentially unfavorable decision to the defendants, could have a material adverse effect on the Company's financial condition and its operations.

          As previously disclosed in the Company's Form 8-K Report filed July 31, 1996, the Company entered into an Assurance of Voluntary Compliance (the "AVC") with Illinois and seven other states to resolve potential legal issues. The AVC stated that there were no allegations of wrongdoing against the Company and that the Company entered into the AVC in order to assure itself that its policies and practices and its independent distributors' policies and practices conform to state law and fairly protect the interest of consumers. Nonetheless, there can be no assurance that additional legal or regulatory proceedings will not arise in the future pertaining to the Company's business practices.

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                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NUTRITION FOR LIFE INTERNATIONAL, INC.



Dated:  September 10, 1996    By:___________________________________
                                    David P. Bertrand, President

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